UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
June 21, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Unsecured Convertible Promissory Note
One June 21, 2008, the Company completed a bridge loan transaction deemed effective June 18, 2008, in the amount of $150,000 (the “Bridge Loan”). In connection with the Bridge Loan, the Company made an unsecured, convertible promissory note in favor of the lender, Mitch Shaheen (the “Holder”)(the “Note”), a description of which follows herein. As a material inducement to the Holder to make the Bridge Loan, the Company issued him a warrant to purchase 100,000 shares of the Company’s common stock at a price equal to $.75 per share (the “Warrant”). The Warrant is exercisable immediately and carries a ten (10) year term.
The Note is in the principal amount of $150,000, carries interest of 25% per annum and matures on July 18, 2008 (the “Maturity Date”). At his option, the Holder may demand repayment on all or part of the then-outstanding Note balance before the Maturity Date upon the Company’s completion of any private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) which results in proceeds, net of underwriting discounts and commissions, in excess of One Million Dollars ($1,000,000) (collectively, a “New Offering”). Similarly, the amounts due under the Note may also be accelerated upon an “Event of Default,” as defined in the Note. The Note constitutes the “Senior Subordinated Indebtedness” of the Company and is unsecured.
The Holder may convert all or part of the then-outstanding Note balance into shares of the Company’s common stock at any time prior to the Maturity Date. The price per share at which the Holder may convert shall be equal to the lesser of: (a) $.50 per share, or: (b) the average price at which the Maker sells its Common Stock in the New Offering (the “Conversion Price”)(the “Conversion Shares”). If applicable, the Company has agreed to include the Conversion Shares in its first registration statement filed with the Securities and Exchange Commission.
The foregoing description of the terms and conditions of the Note is qualified in its entirety by, and made subject to, the more complete information set forth in the Note included in this Form 8-K as Exhibit 10.38, and incorporated herein by reference

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description

10.38	Promissory note dated June 18, 2008 made in favor of Mitch Shaheen*

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: June 24, 2008
	By:	/s/ Adam S. Tracy

Adam S. Tracy
Vice President, General Counsel and Secretary

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